Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Investment Trust:

We consent to the use of our report dated January 15, 1998, for the Smith Barney Large Capitalization Growth Fund of Smith Barney Investment Trust incorporated herein by reference.




	KPMG Peat Marwick LLP


New York, New York
February 20, 1998